Exhibit 2.0

AGREEMENT AND PLAN OF MERGER

OF DAYTON SUPERIOR DELAWARE CORPORATION,

A DELAWARE CORPORATION,

AND

DAYTON SUPERIOR CORPORATION,

AN OHIO CORPORATION

THIS AGREEMENT AND PLAN OF MERGER dated as of December 11, 2006 (the “Agreement”) is between Dayton Superior Delaware Corporation, a Delaware corporation (“Dayton Superior-Delaware”), and Dayton Superior Corporation, an Ohio corporation (“Dayton Superior-Ohio”). Dayton Superior-Delaware and Dayton Superior-Ohio are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Dayton Superior-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 110,000,000 shares, of which 100,000,000 shares are designated “Common Stock,” and 10,000,000 shares are designated “Preferred Stock.”  As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are held by Dayton Superior-Ohio, and no shares of Preferred Stock and are issued and outstanding;

WHEREAS, Dayton Superior-Ohio is a corporation duly organized and existing under the laws of the State of Ohio and has an authorized capital of 13,005,000 shares, all of which are designated “Common Shares.”  As of the date hereof, 10,923,283 Common Shares were issued and outstanding;

WHEREAS, the Board of Directors of Dayton Superior-Ohio has determined that, for the purpose of effecting the reincorporation of Dayton Superior-Ohio in the State of Delaware, it is advisable and in the best interests of Dayton Superior-Ohio and its shareholders that Dayton Superior-Ohio merge with and into Dayton Superior-Delaware upon the terms and conditions herein provided;

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and that this Agreement be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

WHEREAS, the respective Boards of Directors of Dayton Superior-Delaware and Dayton Superior-Ohio have approved this Agreement; and,

WHEREAS, the terms of this Agreement were approved by the vote of a number of shares of each class of stock of both Dayton Superior-Delaware and Dayton Superior-Ohio which equaled or exceeded the vote required.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Dayton Superior-Delaware and Dayton Superior-Ohio hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I
MERGER

1.1                               Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Ohio General Corporation Law, Dayton Superior-Ohio shall be merged with and into Dayton Superior-Delaware (the “Merger”), the separate existence of Dayton Superior-Ohio shall cease and Dayton Superior-Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Dayton Superior-Delaware shall be, and is herein sometimes referred to as the “Surviving Corporation,” and the name of the Surviving Corporation shall be Dayton Superior Corporation.

1.2                               Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a)                                  This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Ohio General Corporation Law;

(b)                                 All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c)                                  An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d)           An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Ohio General Corporation Law shall have been filed with the Secretary of State of the State of Ohio.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time.”

1.3                               Effect of the Merger. Upon the Effective Time, the separate existence of Dayton Superior-Ohio shall cease, and Dayton Superior-Delaware, as the Surviving Corporation, shall (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (ii) be subject to all actions taken by its and Dayton Superior-Ohio’s Boards of Directors prior to the Effective Time, (iii) succeed, without other transfer, to all of the contract assets, rights, powers and property of Dayton Superior-Ohio in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) continue to be subject to all of its debts, liabilities and obligations, including any other contracts, as constituted immediately prior to the Effective Time, and (v) succeed and assume, without other transfer, to all of the debts, liabilities and obligations of Dayton Superior-Ohio in the same manner as if Dayton Superior-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Ohio General Corporation Law.

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ARTICLE II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1                               Certificate of Incorporation. From the Effective Time and without any further action on the part of the parties, the Certificate of Incorporation of Dayton Superior-Delaware shall be amended in its entirety as attached hereto as Exhibit A, which shall constitute the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2                               Bylaws. From the Effective Time and without any further action on the part of the parties, the Bylaws of Dayton Superior-Delaware as in effect immediately prior to the Effective Time shall be amended in their entirety as attached hereto as Exhibit B, which shall constitute the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3                               Directors and Officers. The directors and officers of Dayton Superior-Ohio immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1                               Dayton Superior-Ohio Common Shares. (a) At the Effective Time, each full share of Dayton Superior-Ohio Common Shares, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

(b)           Shares of Common Stock of the Surviving Corporation issued in the Merger shall be rounded off to the nearest whole share, such that any fractional shares less than 0.50 shares shall be canceled without any further payment and any fractional shares greater than or equal to 0.50 shares shall be rounded up to one share of Common Stock of the Surviving Corporation. It is acknowledged by Dayton Superior-Ohio and Dayton Superior-Delaware that any share issued to a stockholder as a result of rounding up of a fractional shares shall be deemed to be fully paid and nonassessable stock of the Surviving Corporation.

(c)           Each share of Dayton Superior-Ohio Common Shares exchanged for a share of Common Stock of the Surviving Corporation in connection with the Merger shall be deemed adequate consideration for the share of Common Stock of the Surviving Corporation, and each share of Common Stock of the Surviving Corporation issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.2                               Dayton Superior-Ohio Options and Stock Purchase Rights. (a) At the Effective Time, the Surviving Corporation shall assume and continue the 2000 Stock Option Plan, and all other employee benefit plans of Dayton Superior-Ohio. Each outstanding and unexercised option or other right to purchase or security convertible into Dayton Superior-Ohio capital stock shall become, at the Effective Time, a like option or right to purchase or a security convertible into the Surviving Corporation’s capital stock on the basis of one share of the Surviving Corporation’s capital stock for each share of Dayton Superior-Ohio capital stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise

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price applicable to any such Dayton Superior-Ohio option, stock purchase right or convertible security immediately prior to the Effective Time.

(b)           A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights or convertible securities equal to the number of shares of Dayton Superior-Ohio Common Shares so reserved immediately prior to the Effective Time.

3.3                               Dayton Superior-Delaware Common Stock. At the Effective Time, each share of Dayton Superior-Delaware Common Stock, par value $0.01 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Dayton Superior-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4                               Exchange of Certificates. (a) After the Effective Time, each holder of an outstanding certificate representing Dayton Superior-Ohio Common Shares may, at such stockholder’s option, surrender the same for cancellation to Thompson Hine LLP as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which such holders’ Dayton Superior-Ohio Common Shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing Dayton Superior-Ohio Common Shares shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which Dayton Superior-Ohio Common Shares were converted in the Merger.

(b)           The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

(c)           Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Dayton Superior-Ohio so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with securities or other applicable laws.

(d)           If any certificate for shares of Dayton Superior-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Dayton Superior-Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Dayton Superior-Delaware that such tax has been paid or is not payable.

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ARTICLE IV

GENERAL

4.1                               Covenants of Dayton Superior-Delaware. Dayton Superior-Delaware covenants and agrees that it will, on or before the Effective Time:

(a)                                  Qualify to do business as a foreign corporation in the State of Ohio and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Chapter 1703 of the Ohio General Corporation Law; and

(b)                                 Take such other actions as may be required by the Ohio General Corporation Law.

4.2                               Further Assurances. From time to time, as and when required by Dayton Superior-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Dayton Superior-Ohio such deeds and other instruments, and there shall be taken or caused to be taken by Dayton Superior-Delaware and Dayton Superior-Ohio such further and other actions, including the giving of any and all notices of, and the obtaining of  any and all consents, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Dayton Superior-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Dayton Superior-Ohio and otherwise to carry out the purposes of this Agreement, and the officers and directors of Dayton Superior-Delaware are fully authorized in the name and on behalf of Dayton Superior-Ohio or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3                               Abandonment. At any time before the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Dayton Superior-Ohio or Dayton Superior-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Dayton Superior-Ohio or by the sole stockholder of Dayton Superior-Delaware, or by both.

4.4                               Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

4.5                               Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and
The Corporation Service Company is the registered agent of the Surviving Corporation at such address.

4.6                               Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459, and copies

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thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

4.7                               Consent. The surviving Corporation hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of any Constituent Corporation or to enforce the rights of a dissenting shareholder of Dayton Superior-Ohio.

4.8                               Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Ohio General Corporation Law.

4.9                               Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Dayton Superior-Delaware and Dayton Superior-Ohio, is hereby executed on behalf of the corporations each of such two corporations and attested by their respective officers thereunto duly authorized.

DAYTON SUPERIOR DELAWARE
CORPORATION
a Delaware corporation

By:	/s/ THOMAS W. ROEHRIG
Name:	Thomas W. Roehrig
Title:	Vice President and Secretary

DAYTON SUPERIOR CORPORATION
an Ohio corporation

By:	/s/ THOMAS W. ROEHRIG
Name:	Thomas W. Roehrig
Title:	Vice President and Secretary

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EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

[Attached]

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

DAYTON SUPERIOR DELAWARE CORPORATION

The present name of the corporation (hereinafter called the “Corporation”) is “Dayton Superior Corporation”. The name under which the Corporation was originally incorporated is “Dayton Superior Delaware Corporation”, and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is December 5, 2006. The amendment and restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

FIRST. The name of the Corporation is “Dayton Superior Corporation”.

SECOND. The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The Corporation shall have authority to issue one class of Common Stock and one class of Preferred Stock. The Corporation may issue 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”). The Corporation may issue 10,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)           The designation of the series, which may be by distinguishing number, letter or title;

(b)           The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)           The amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)           Dates at which dividends, if any, shall be payable;

(e)           The redemption rights and price or prices, if any, for shares of the series;

(f)            The terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)           The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)           Whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)            The voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j)            Any other rights, powers, preferences of such shares as are permitted by law.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the shareholders and shall not have cumulative voting rights, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of shareholders.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. (1)             The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors shall have that number of directors set out in the By-laws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the directors or shareholders of the Corporation.

(2)           The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH hereof (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2007 meeting of shareholders; Class II directors shall initially serve until the 2008 meeting of shareholders; and Class III directors shall initially serve until the 2009 meeting of shareholders. Commencing with the annual meeting of shareholders in 2007, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective

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successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

(3)           Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(4)           Except for Preferred Stock Directors, if any, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 75% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

(5)           During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

Notwithstanding any other provisions of the Certificate of Incorporation or the By-laws of the Corporation and in addition to any other vote required by law, the affirmative vote of the holders of not less than 75% of the Voting Stock, voting together as a single class, shall be required in order for shareholders to alter, amend or repeal any provision of the By-laws of the Corporation.

EIGHTH. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation hereunder with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Amended and Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders, unless the action to be effected by written consent of shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

TENTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

ELEVENTH. The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

TWELFTH. Notwithstanding anything to the contrary elsewhere contained in this Amended and Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, the following Articles of this Amended and Restated Certificate of Incorporation: Article FOURTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH and Article TWELFTH.

THIRTEENTH. The effective time of this Amended and Restated Certificate of Incorporation shall be December 15, 2006.

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EXHIBIT B

AMENDED AND RESTATED BY-LAWS

[Attached]

Exhibit B

AMENDED AND RESTATED

BY-LAWS

OF

DAYTON SUPERIOR CORPORATION

i

ii

AMENDED AND RESTATED

BY-LAWS

OF

DAYTON SUPERIOR CORPORATION

(December 15, 2006)

Incorporated under the General Corporation Law of the State of Delaware

ARTICLE I.
OFFICES AND RECORDS

Section 1.1             Delaware Office.

The principal office of Dayton Superior Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware.

Section 1.2             Other Offices.

The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

Section 1.3             Books and Records.

The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II.
SHAREHOLDERS

Section 2.1             Annual Meeting.

If required by applicable law, an annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Other proper business may be transacted at the annual meeting.

Section 2.2             Special Meeting.

Special meetings of shareholders for any purpose or purposes may be called at any time by a majority of the total authorized members of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.3             Place of Meeting.

The Board of Directors may designate the place of meeting for any meeting of the shareholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

Section 2.4             Notice of Meeting.

Written or printed notice, stating the place, if any, date and hour of a meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the books of the Corporation.

Without limiting the foregoing, any notice to shareholders given by the Corporation pursuant to this Section 2.4 shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice, provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these By-laws shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice, and (iv) if by another form of electronic transmission, when directed to the shareholder.

For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5             Adjournments.

Any meeting of shareholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The shareholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting.

At an adjourned meeting at which a quorum is present, the shareholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting consistent with the new record date.

Section 2.6             Quorum.

Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the shareholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.5 of these By-laws until a quorum shall attend.

Section 2.7             Voting and Proxies.

(A)          General.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of shareholders need not be by written ballot. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

(B)           Participation and Voting By Means of Remote Communication.  If authorized by the Board of Directors in accordance with these By-laws and applicable law, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.8             Notice of Shareholder Business and Nominations.

(A)          Annual Meetings of Shareholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record of the Corporation on the record date of the meeting and at the time the notice provided for in this Section 2.8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.

(2)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(l) of this Section 2.8 (or before a special meeting of shareholders pursuant to paragraph (B) of this Section 2.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of shareholders of the Corporation held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the corporation to the public (the “Initial Public Offering”), the first anniversary of such annual meeting shall be deemed to be           of the following year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)           Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.8. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 2.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(C)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this

Section 2.8 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (A)(2)(c)(iv) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding the foregoing provisions of this Section 2.8, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)           For purposes of this Section 2.8, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.9             Organization.

Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.10           Inspectors of Elections, Conduct of Meetings.

(A)          Inspectors of Election.   The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

(B)           Duties.   The inspectors shall (1) ascertain the number of shares of stock outstanding and the voting power of each, (2) determine the number of shares of stock present in person or by proxy at such meeting and the validity of proxies and ballots, (3) count all votes and ballots, (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (5) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. No person who is a candidate for an office at an election may serve as an inspector at such election.

(C)           Conduct of Meetings.   The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following:  (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11           Fixing Date of Determination of Shareholders of Record.

(A)          Fixing the Record Date.   In order that the Corporation may determine the shareholders entitled (1) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (2) to receive payment of any dividend or other distribution or allotment of any rights, (3) to exercise any rights in respect of any change, conversion or exchange of stock or (4) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (a) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall be not more than sixty (60) days before such action.

(B)           If Record Date is Not Fixed.   If no record date is fixed, (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C)           Adjourned Meetings.   A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.12           List of Shareholders Entitled to Vote.

The Secretary shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any shareholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 2.13           Postponement and Cancellation of Meeting.

Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.

Section 2.14           Action by Written Consent.

Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders, unless the action to be effected by written consent of shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

ARTICLE III.
BOARD OF DIRECTORS

Section 3.1             General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the shareholders.

Section 3.2             Number.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors of the Corporation shall be between five (5) and nine (9), to be fixed exclusively pursuant to a resolution adopted by a majority of the Board Directors.

Section 3.3             Organization.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.4             Regular Meetings.

A regular meeting of the Board of Directors may be held without other notice than this By-Law immediately after, and at the same place, if any, as, each annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.5             Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or by two or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.6             Notice.

Notice of each special meeting of the Board of Directors shall be given by the Secretary. Notice of each such meeting shall state the date, time and place of the meeting, and shall be delivered to each director either personally or by telegram, telecopier, telephone, or other means of electronic transmission, at least 24 hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Article IX hereof. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.7             Quorum.

A whole number of directors equal to at least a majority of the whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except in cases in which the Certificate of Incorporation, these By-laws or applicable law otherwise provides, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.8             Vacancies.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless otherwise provided by law or the Certificate of Incorporation, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and each director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which he or she has been elected expires and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal from office. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

Section 3.9             Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these By-laws.

Section 3.10           Resignation and Removal.

Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.11           Telephonic Meetings.

Members of the Board of Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

Section 3.12           Action by Unanimous Consent of Directors.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.13           Reliance upon Records.

Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 3.14           Interested Directors.

A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization if the material facts as to such director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum.

Section 3.15           Compensation.

The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.
OFFICERS

Section 4.1             Elected Officers.

Unless otherwise determined by the Board of Directors, the officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary and the

Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors to hold office until their respective successors shall have been duly elected and qualified, or until death, resignation or removal, as hereafter provided in these By-laws.

Section 4.2             Other Officers.

The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-laws or as may be prescribed by the Board of Directors or by the Chief Executive Officer.

Section 4.3             Resignation and Removal.

Any officer or agent of the Corporation may resign at any time by giving a written notice of resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by a vote of the majority of the whole Board, or, except in the case of an officer or agent elected by the Board of Directors, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.4             Vacancies.

A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office in the manner prescribed in these By-laws.

Section 4.5             Chief Executive Officer.

The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, under the direction of the Board of Directors. He or she shall have power:  (i) to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-laws are to be elected by the Board of Directors, (ii) to remove all appointed officers or employees whenever he or she shall deem it necessary, and to make new appointments to fill the vacancies, and (iii) to suspend from office for cause any elected officer, which shall be forthwith declared in writing to the Board of Directors. The Chief Executive Officer shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

Section 4.6             President.

The President shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be determined by the Board of Directors or the Chief Executive Officer. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the shareholders and of the directors. If the Board of Directors shall not have elected a Chief Executive Officer, the President shall have such authority and shall perform such additional duties as in these By-laws is provided for the office of Chief Executive Officer.

Section 4.7             Vice Presidents and Assistant Vice Presidents.

Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer, the President or the senior officer to whom such officer reports.

Section 4.8             Secretary.

The Secretary shall record the proceedings of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders, shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law, shall be custodian of the records and the seal of the Corporation and, if necessary or appropriate, affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal, shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed, and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

Section 4.9             Treasurer.

The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall have such further powers and duties as may be determined from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.10           Assistant Officers.

Any Assistant Secretary or Assistant Treasurer elected or appointed as heretofore provided shall perform the duties and exercise the powers of the Secretary and Treasurer, respectively, in their absence or inability to act, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or the Treasurer (as the case may be) may from time to time prescribe.

Section 4.11           Compensation.

The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors, provided, however, that the Board of Directors may by resolution delegate to the Chief Executive Officer the power to fix compensation of non-elected officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer’s compensation.

ARTICLE V.
CONTRACTS AND PROXIES

Section 5.1             Contracts.

Except as otherwise required by law, the Certificate of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however; that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 5.2             Proxies.

Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities or interests in any other corporation or entity, any of whose stock or other securities or interests may be held by the Corporation, at meetings of the holders of the stock or other securities or interests, of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VI.
INDEMNIFICATION AND INSURANCE

(A)          Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in paragraph (B) of this Article VI with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation with the same scope and effect as the indemnification and advancement of directors and officers provided for in this Article VI.

(B)           Recovery of Unpaid Indemnification.  If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(C)           Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

(D)          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(E)           Advancement.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a person described in the first sentence of paragraph (A) of this Article VI (an “Article VI Person”) in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by an Article VI Person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Article VI Person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Article VI Person to repay all amounts so advanced if it shall ultimately be determined that such Article VI Person is not entitled to be indemnified under this By-Law or otherwise.

(F)           Amendment or Repeal.  Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

(G)           Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

ARTICLE VII.
STOCK

(A)          Certificates.  Unless the Board determines to issue uncertificated shares, every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(B)           Lost, Stolen or Destroyed Stock Certificates, Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS

Section 8.1             Fiscal Year.

The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

Section 8.2             Dividends.

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 8.3             Seal.

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.4             Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 8.5             Manner of Notice.

Except as otherwise provided herein or permitted by applicable law, notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

Section 8.6             Waiver of Notice of Meetings of Shareholders, Directors and Committees.

Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE IX.
AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-laws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any By-Law whether adopted by them or otherwise. The By-laws may be amended, altered or repealed at any meeting of the Board of Directors or of the shareholders.

Notwithstanding any other provisions of the Certificate of Incorporation or the By-laws of the Corporation and in addition to any other vote required by law, the affirmative vote of the holders of not less than 75% of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for shareholders to alter, amend or repeal any provision of the By-laws of the Corporation.